Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended March 31, 2020

Cash Provided by Operating Activities Increased 58% in the Quarter

Sensient Plants Remain Operational to Meet Customer Demand

Consolidated Revenue Increased 0.9%; Adjusted Local Currency Consolidated Revenue increased 3.1%

Sensient Confirms Full Year Guidance

MILWAUKEE—April 29, 2020 — Sensient Technologies Corporation (NYSE: SXT) reported diluted earnings per share of 49 cents in the first quarter of 2020 compared to diluted earnings per share of 78 cents in the first quarter of 2019. Revenue was $350.7 million in this year’s first quarter compared to $347.5 million in the comparable period last year. Operating income was $34.6 million in the first quarter of 2020 compared to operating income of $49.4 million in last year’s first quarter. Foreign currency translation decreased revenues and operating income by approximately 2% and earnings per share by approximately 3% in the quarter.

The 2020 reported first quarter results include divestiture & other related costs, primarily non-cash impairment charges, which decreased net earnings by $10.9 million ($0.26 per diluted share), and the results of operations of the product lines to be divested, which increased net earnings by $1.1 million ($0.03 per diluted share). The 2019 first quarter results of operations of the product lines to be divested were not significant to net earnings or diluted earnings per share. These adjustments are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

- MORE -

Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended March 31, 2020
April 29, 2020

“While this market is challenging for all businesses as a result of COVID-19, our results for the first quarter were in line with my expectations, and we are on track for the year,” said Paul Manning, Chairman, President and CEO of Sensient Technologies Corporation. “All of our production facilities are open and producing to support our customers and their demand for our products during these unprecedented times.”

BUSINESS REVIEW

Revenue	Reported Quarter
Color	(0.3%)
Flavors & Fragrances	1.6%
Asia Pacific	6.8%
Total Revenue	0.9%

Adjusted Local Currency (1)
Revenue	Quarter
Color	2.8%
Flavors & Fragrances	3.6%
Asia Pacific	8.5%
Total Revenue	3.1%

(1) Adjusted local currency percentage changes are described in more detail in the “Reconciliation of Non-GAAP Amounts” at the end of this release.

The reported results include the impact of foreign currency, which is described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release. In contrast, the non-GAAP amounts eliminate the impact of currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, and the results of the operations to be divested to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

- MORE -

Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended March 31, 2020
April 29, 2020

The Color Group reported revenue of $143.5 million in the quarter compared to $143.9 million in last year’s first quarter. Adjusted local currency revenue increased 2.8% in the quarter. Segment operating income was $29.7 million in the quarter compared to $30.2 million in last year’s comparable period. Foreign currency translation decreased revenue and operating income by approximately 2% in the quarter. Continued growth in natural colors in the Food & Beverage Colors business and growth in the Pharmaceutical business was offset by lower volumes in Inks and in the Personal Care business. Color Group operating income was slightly lower in the quarter as higher profit in the Food & Beverage Colors business was offset by the impact of foreign currency translation and lower profit in the Personal Care business mainly due to the impact of COVID-19 and lower overall demand for makeup products.

The Flavors & Fragrances Group reported first quarter revenue of $186.5 million compared to $183.6 million reported in the comparable period last year. Adjusted local currency revenue increased 3.6% in the quarter. Higher revenue was primarily the result of strong natural ingredients growth and increases in finished flavors and extracts product lines during the period. Segment operating income was $20.9 million in the first quarter compared to $23.1 million reported in the first quarter of 2019. The Group’s lower profit was primarily a result of higher raw material costs, mainly in natural ingredients, timing of cost reductions relative to lower production volumes, and the timing of inventory reductions. Foreign currency translation decreased revenue and operating income by approximately 1% in the quarter.

The Asia Pacific Group reported revenue of $30.4 million in the quarter compared to $28.5 million reported in the comparable prior year period. Adjusted local currency revenue increased 8.5% in the quarter. Segment operating income was $5.1 million in the quarter compared to $4.2 million in last year’s comparable period. Foreign currency translation decreased segment revenue by approximately 2% and increased operating income by approximately 1% in the quarter.

- MORE -

Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended March 31, 2020
April 29, 2020

Corporate & Other reported operating costs of $21.0 million in the current quarter compared to $8.1 million in the first quarter of 2019. The higher costs are primarily due to divestiture & other related costs of $11.8 million in the current period, which are primarily non-cash impairment charges, and higher non-cash performance based compensation.

Cash flow from operations was $36.9 million in this year’s first quarter compared to $23.4 million in the first quarter of 2019, an increase of approximately 58%.

2020 OUTLOOK

Based upon current trends, Sensient is reconfirming its previously issued diluted earnings per share guidance for 2020 of $1.85 to $2.15. The guidance now includes 55 to 65 cents per share of divestiture & other related costs and the results of the operations to be divested. The guidance also includes approximately 10 cents of foreign currency headwinds based on current exchanges rates.

Based upon current trends, the Company is also reconfirming the previously issued guidance of $2.60 to $2.80 for adjusted diluted earnings per share(2), which excludes divestiture & other related costs, the results of the operations to be divested, and foreign currency impacts.

The following table summarizes the Company’s 2020 Outlook

	Previous Guidance		Current Guidance
Diluted Earnings Per Share (GAAP)	$1.85	$2.15	$1.85	$2.15
Divestiture & Other Costs and Results of Operations to be Divested	0.75	0.65	0.65	0.55
Foreign Currency Headwinds	-	-	0.10	0.10
Adjusted Diluted Earnings Per Share in Local Currency	$2.60	$2.80	$2.60	$2.80

The Company is also confirming, based upon current trends, its previously issued guidance, which calls for low to mid-single digit revenue growth in 2020 on a local currency basis, excluding the revenues of the product lines to be divested. The Company expects 2020 Adjusted EBITDA(2) to grow at a low to mid-single digit rate and Adjusted Operating Income(2) to be flat to down at a low-single digit rate, in each case on a local currency basis. Adjusted Operating Income will be impacted by higher non-cash performance-based compensation.

The full impact of COVID-19 is unknown and creates uncertainty. The Company will continue to monitor the impact of COVID-19 and will update the outlook at each of the quarterly calls this year, as appropriate.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

- MORE -

Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended March 31, 2020
April 29, 2020

CONFERENCE CALL

The Company will host a conference call to discuss its 2020 first quarter financial results at 8:30 a.m. CDT on Wednesday, April 29, 2020. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through May 6, 2020, by calling (877) 344-7529 and referring to conference identification number 10139552. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after May 1, 2020.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2020 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers and suppliers, the availability and cost of raw materials and other supplies, logistics and transportation, governmental regulations and restrictions and general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts and acquisition and divestiture activities; the success of the Company’s efforts to explore strategic alternatives for certain non-core product lines; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

- MORE -

Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended March 31, 2020
April 29, 2020

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and fragrances.  Sensient uses advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic, fragrance, pharmaceutical, and nutraceutical ingredients and systems, specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

- MORE -

Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)
(Unaudited)

Consolidated Statements of Earnings	Three Months Ended March 31,

	2020	2019	% Change

Revenue	$350,677	$347,513	0.9%

Cost of products sold	238,784	232,288	2.8%
Selling and administrative expenses	77,332	65,805	17.5%

Operating income	34,561	49,420	(30.1%)
Interest expense	4,307	5,402

Earnings before income taxes	30,254	44,018
Income taxes	9,481	11,211

Net earnings	$20,773	$32,807	(36.7%)

Earnings per share of common stock:
Basic	$0.49	$0.78
Diluted	$0.49	$0.78

Average common shares outstanding:
Basic	42,284	42,239
Diluted	42,307	42,275

Results by Segment	Three Months Ended March 31,

Revenue	2020	2019	% Change
Flavors & Fragrances	$186,498	$183,553	1.6%
Color	143,495	143,879	(0.3%)
Asia Pacific	30,449	28,519	6.8%
Intersegment elimination	(9,765)	(8,438)

Consolidated	$350,677	$347,513	0.9%

Operating Income
Flavors & Fragrances	$20,871	$23,125	(9.7%)
Color	29,664	30,199	(1.8%)
Asia Pacific	5,059	4,218	19.9%
Corporate & Other	(21,033)	(8,122)	159.0%

Consolidated	$34,561	$49,420	(30.1%)

- MORE -

Sensient Technologies Corporation	Page 8
(In thousands)
(Unaudited)

Consolidated Condensed Balance Sheets	March 31, 2020	December 31, 2019

Cash and cash equivalents	$23,085	$21,153
Trade accounts receivable (net)	240,123	213,201
Inventories	384,157	422,517
Other current assets	38,768	40,049
Assets held for sale	78,612	91,293
Total Current Assets	764,745	788,213

Goodwill & intangible assets (net)	411,978	418,844
Property, plant, and equipment (net)	422,995	437,179
Other assets	93,108	95,915

Total Assets	$1,692,826	$1,740,151

Trade accounts payable	$91,437	$94,653
Short-term debt	20,105	20,612
Other current liabilities	69,274	66,925
Liabilities held for sale	19,821	19,185
Total Current Liabilities	200,637	201,375

Long-term debt	589,339	598,499
Accrued employee and retiree benefits	25,457	25,822
Other liabilities	34,735	32,866
Shareholders’ Equity	842,658	881,589

Total Liabilities and Shareholders’ Equity	$1,692,826	$1,740,151

- MORE -

Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)
(Unaudited)

Consolidated Statements of Cash Flows
Three Months Ended March 31,

	2020	2019
Cash flows from operating activities:
Net earnings	$20,773	$32,807
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	12,404	13,672
Share-based compensation expense	1,177	687
Net loss (gain) on assets	14	(41)
Loss on divestitures	10,558	-
Deferred income taxes	4,077	2,674
Changes in operating assets and liabilities:
Trade accounts receivable	(41,684)	(19,230)
Inventories	29,058	22,112
Prepaid expenses and other assets	(6,048)	(7,573)
Accounts payable and other accrued expenses	2,773	(21,857)
Accrued salaries, wages and withholdings from employees	1,611	(3,022)
Income taxes	1,662	2,213
Other liabilities	553	982

Net cash provided by operating activities	36,928	23,424

Cash flows from investing activities:
Acquisition of property, plant and equipment	(9,411)	(8,300)
Proceeds from sale of assets	6	45
Other investing activity	4,505	(301)

Net cash used in investing activities	(4,900)	(8,556)

Cash flows from financing activities:
Proceeds from additional borrowings	9,669	16,689
Debt payments	(11,104)	(12,577)
Dividends paid	(16,500)	(15,218)
Other financing activity	(249)	(803)

Net cash used in financing activities	(18,184)	(11,909)

Effect of exchange rate changes on cash and cash equivalents	(11,912)	(964)

Net increase in cash and cash equivalents	1,932	1,995
Cash and cash equivalents at beginning of period	21,153	31,901
Cash and cash equivalents at end of period	$23,085	$33,896

Supplemental Information
Three Months Ended March 31,	2020	2019

Dividends paid per share	$0.39	$0.36

- MORE -

Sensient Technologies Corporation	Page 10
(In thousands, except percentages and per share amounts)
(Unaudited)

Reconciliation of Non-GAAP Amounts

The Company’s results for the three months ended March 31, 2020 and 2019 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted EPS, which exclude divestiture & other related costs and the results of operations to be divested.

	Three Months Ended March 31,
	2020	2019	% Change
Revenue (GAAP)	$350,677	$347,513	0.9%
Revenue of the product lines to be divested	(36,585)	(39,021)
Adjusted revenue	$314,092	$308,492	1.8%

Operating income (GAAP)	$34,561	$49,420	(30.1%)
Divestiture & other related costs – Cost of products sold	190	-
Divestiture & other related costs – Selling and administrative expenses	11,653	-
Operating income of the product lines to be divested	(1,385)	(32)
Adjusted operating income	$45,019	$49,388	(8.8%)

Net earnings (GAAP)	$20,773	$32,807	(36.7%)
Divestiture & other related costs, before tax	11,843	-
Tax impact of divestiture & other related costs	(934)	-
Net earnings of the product lines to be divested, before tax	(1,385)	(32)
Tax impact of the product lines to be divested	297	11
Adjusted net earnings	$30,594	$32,786	(6.7%)

Diluted EPS (GAAP)	$0.49	$0.78	(37.2%)
Divestiture & other related costs, net of tax	0.26	-
Result of operations of the product lines to be divested, net of tax	(0.03)	-
Adjusted diluted EPS	$0.72	$0.78	(7.7%)

Note: Earnings per share calculations may not foot due to rounding differences.

Results by Segment	Three Months Ended March 31,
Revenue	2020	Product Lines to be divested	Adjusted 2020	2019	Product Lines to be divested	Adjusted 2019

Flavors & Fragrances	$186,498	$(27,445)	$159,053	$183,553	$(28,806)	$154,747
Color	143,495	(9,072)	134,423	143,879	(10,280)	133,599
Asia Pacific	30,449	(121)	30,328	28,519	(108)	28,411
Intersegment elimination	(9,765)	53	(9,712)	(8,438)	173	(8,265)

Consolidated	$350,677	$(36,585)	$314,092	$347,513	$(39,021)	$308,492

Operating Income

Flavors & Fragrances	$20,871	$(1,218)	$19,653	$23,125	$107	$23,232
Color	29,664	(133)	29,531	30,199	(110)	30,089
Asia Pacific	5,059	(34)	5,025	4,218	(29)	4,189
Corporate & Other	(21,033)	11,843	(9,190)	(8,122)	-	(8,122)

Consolidated	$34,561	$10,458	$45,019	$49,420	$(32)	$49,388

The following table summarizes the percentage change in the 2020 results compared to the 2019 results for the corresponding periods.

	Three Months Ended March 31,
Revenue	Total	Foreign Exchange Rates	Product Lines to be Divested	Adjusted Local Currency
Flavors & Fragrances	1.6%	(1.1%)	(0.9%)	3.6%
Color	(0.3%)	(2.2%)	(0.9%)	2.8%
Asia Pacific	6.8%	(1.7%)	0.0%	8.5%
Total Revenue	0.9%	(1.6%)	(0.6%)	3.1%

Operating Income
Flavors & Fragrances	(9.7%)	(0.9%)	5.7%	(14.5%)
Color	(1.8%)	(2.3%)	0.2%	0.3%
Asia Pacific	19.9%	0.7%	0.0%	19.2%
Corporate & Other	159.0%	0.0%	145.8%	13.2%
Total Operating Income	(30.1%)	(1.8%)	(21.1%)	(7.2%)
Diluted EPS	(37.2%)	(2.6%)	(29.5%)	(5.1%)
Adjusted EBITDA	(6.0%)	(1.5%)	N/A	(4.5%)

- MORE -

Sensient Technologies Corporation	Page 11
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three months ended March 31, 2020 and 2019.

	Three Months Ended March 31,

	2020	2019	% Change
Operating income (GAAP)	$34,561	$49,420	(30.1%)
Depreciation and amortization	12,404	13,672
Depreciation and amortization, product lines to be divested	(80)	(1,496)
Share-based compensation expense	1,177	687
Divestiture & other related costs, before tax	11,843	-
Results of operations of the product lines to be divested, before tax	(1,385)	(32)
Adjusted EBITDA	$58,520	$62,251	(6.0%)

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.